UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2006

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2006, Teleflex Incorporated (the "Company") entered in to an amendment (the "Amendment") to the agreement, dated March 7, 2005 (the ("Agreement"), between the Company and John J. Sickler.

The Amendment primarily provides for certain benefits to be paid to Mr. Sickler or his estate in the event of his death or disability. More specifically, in the event of Mr. Sickler's death (a) while employed by the Company, the Company shall make a lump sum payment to his estate equal to three times his annual salary in effect on the date his death or (b) after termination of his employment with the Company or his disability, the Company shall make a lump sum payment to his estate equal to the amount of the retainer fees he would have been entitled to receive during the remainder of the 3 year period following his termination of employment by the Company. In the event Mr. Sickler becomes disabled during the term of his employment with the Company, he is entitled to receive the retainer fees and benefits he would have been entitled to receive under the Agreement after termination of his employment with the Company.

In addition to the foregoing, the Amendment added certain provisions regarding conformity with Section 409(A) of the Internal Revenue Code of 1986, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

August 1, 2006	By:	Jeffrey P. Black

Name: Jeffrey P. Black
Title: Chairman, President and Chief Executive Officer